BYLAWS

OF

EPIC MEDICOR CORPORATION

ARTICLE I

OFFICES

 Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

 Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

 Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

 Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held during the month of May of each year, after the delivery of the annual report, referred to in Section 12 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Board of Directors, beginning with the year 2012. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid acts of the Corporation.

 Section 3.  SPECIAL MEETINGS. The chairman of the board or the president or one-third of the Directors may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the Corporation of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

 Section 4.  PARTICIPATION IN MEETING VIA CONFERENCE COMMUNICATIONS. The Corporation may allow stockholders to participate in an annual, regular and  special meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time, which constitutes presents in person at the meeting.

 Section 4. NOTICE. Not less than ten nor more than 60 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

 Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

 Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

 Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 8. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for one or more individuals as there are Directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

 Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record either in person or by proxy executed in writing by the shareholder or by the shareholders duly authorized agent. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

 Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation registered in the name of a corporation, partnership, Corporation or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or Director thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any Director or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

 Shares of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

 The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

 Section 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

 Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

 Section 12. REPORTS TO SHAREHOLDERS. The Board of Directors shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Corporation during such fiscal year, containing a balance sheet and a statement of income and surplus of the Corporation, and such further information as the Board of Directors may determine is required pursuant to any law or regulation to which the Corporation is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Corporation, the Board of Directors shall place the annual report on file at the principal office of the Corporation and with any governmental agencies as may be required by law and as the Board of Directors may deem appropriate.

 Section 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent is given in writing or by electronic transmission by each stockholder entitled to vote on the matter, setting forth such action, and filed in paper or electronic form with the records of stockholders meetings.

 Section 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

 Section 1. GENERAL POWERS; QUALIFICATIONS; DIRECTORS HOLDING OVER. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the corporation may be exercised by or under authority of the board of directors except as conferred on or reserved to the stockholders by law or by the charter or bylaws of the corporation.  A Director shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Directors at an annual meeting of the shareholders, the Directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

 Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors, and may divide the number of directors into 2 or more classes with each class's term of office to be 2 or more years, not to exceed 5 years.

 Section 3.  CLASSES OF DIRECTORS.  The number of directors is three.  They shall be divided into 3 Classes to server for a term of office of 3 years; except that the initial Class 1 director's term of office shall be 1 year, the Class 2 director's term shall be 2 years, and the Class 3 director's term shall be 3 years.

 Section 4. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

 Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or the president or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

 Section 6. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed, facsimile-transmitted or mailed to each Director at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Director is personally given such notice in a telephone call to which he is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

 Section 7. QUORUM. A majority of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles of Incorporation or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

 The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

 Section 8. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

 Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

 Section 10. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action by each Director and is filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

 Section 11. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than a quorum of Directors remain).  A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the board which results from any cause except an increase in the number of directors, which is to be filled by a majority of the entire board of directors.  Any individual so elected as a Director shall hold office for the unexpired term of the Director he is replacing.

 Section 12. COMPENSATION; FINANCIAL ASSISTANCE. (a) Compensation. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Corporation and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

 (b) Financial Assistance to Directors. The Corporation may lend money to, guarantee an obligation of or otherwise assist a director or a director of its direct or indirect subsidiary, provided the loan, guarantee, or assistance, in the judgment of the directors, reasonably may be expected to benefit the corporation; or is an advance made against indemnification in accordance with an Colorado statute which may be in effect.  The loan, guarantee or other assistance may be with or without interest, unsecured, or secured in any manner that the Board of Directors approves, including a pledge of Shares.

 Section 13. REMOVAL OF DIRECTORS.  The stockholders may remove any director, with or without cause, by the affirmative vote of two-thirds of the Capital Stock then outstanding and entitled to vote generally for the election of directors; provided, however, that if the stockholders of one or more class or series of preferred stock are entitled separately to elect one or more directors, a director elected by a class or series will be subject to removal in the manner set forth in the Charter provisions establishing the class or series of preferred stock.  For purposes of this Section 13, "cause" with respect to the removal of any director, shall have the meaning set forth in Section 7.4 of Article VII.

 Section 14. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

 Section 15. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

 Section 16. RELIANCE. Each Director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

 Section 17. INTERESTED DIRECTOR TRANSACTIONS. Any Colorado statute that shall be available for and apply to any contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other trust, corporation, firm or other entity in which any of its Directors is a trustee or director or has a material financial interest.

 Section 18. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation (other than a full-time officer, employee or agent of the Corporation), in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Corporation.

ARTICLE IV

COMMITTEES

 Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

 Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Directors, except as prohibited by law.

 Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

 One-third, but (in the case of a committee of two or more members) not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members.

 Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

 Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

 Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

 Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

 Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Directors may leave unfilled any office except that of president and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

 Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

 Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

 Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation. In the absence of both the chairman and vice chairman of the board, the chief executive officer shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present.

 Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

 Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

 Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Corporation. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he shall be present. The chairman and the vice chairman of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The chairman of the board and the vice chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

 Section 8. PRESIDENT. In the absence of the chairman, the vice chairman of the board and the chief executive officer, the president shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

 Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

 Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Corporation records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

 Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

 He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

 If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

 Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

 Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director.

 Section 14. FINANCIAL ASSISTANCE. The Corporation may lend money to, guarantee an obligation of or otherwise assist an officer or an officer of its direct or indirect subsidiary, provided the loan, guarantee, or assistance, in the judgment of the directors, reasonably may be expected to benefit the corporation; or is an advance made against indemnification in accordance with Colorado General Corporation Law.  The loan, guarantee or other assistance may be with or without interest, unsecured, or secured in any manner that the Board of Directors approves, including a pledge of Shares.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

 Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

 Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

 Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, Corporation companies or other depositories as the Board of Directors may designate.

ARTICLE VII

SHARES

 Section 1.  CERTIFICATES.  Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Corporation.  Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any,of the Corporation.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information.

 Section 2.  TRANSFERS.  Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Colorado stock corporation.  Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

 The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Colorado.

 Section 3. REPLACEMENT CERTIFICATE.  Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

 Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

 In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

 If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

 When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

 Section 5.  STOCK LEDGER.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

 Section 6.  FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Board of Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the Declaration of Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

 The fiscal year of the Corporation shall be September 30.

ARTICLE IX

DISTRIBUTIONS

 Section 1.  AUTHORIZATION.  Dividends and other distributions upon the shares of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the Articles of Incorporation.  Dividends and other distributions may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the Articles of Incorporation.

 Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INVESTMENT POLICY

 Subject to the provisions of the Articles of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments in real property, real estate assets, and interest in real property by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

 Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its formation. The Directors may authorize one or more duplicate seals and provide for the custody thereof.

 Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

 To the maximum extent permitted by Colorado law in effect from time to time, the Corporation shall indemnify (a) any Director, officer or shareholder or any former Director, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Director, officer or shareholder and at the express request of the Corporation, serves or has served another real estate investment Corporation, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or Director of such real estate investment Corporation, corporation, partnership, joint venture, Corporation, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Director or officer or any former Director or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Corporation shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Director, officer or shareholder or former Director, officer or shareholder made a party to a proceeding by reason such status, provided that, in the case of a Director or officer, the Corporation shall have received (i) a written affirmation by the Director or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Corporation as authorized by these Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that the applicable standard of conduct was not met. The Corporation may, with the approval of its Board of Directors, provide such indemnification or payment or reimbursement of expenses to any Director, officer or shareholder or any former Director, officer or shareholder who served a predecessor of the Corporation and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Corporation or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

 Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Colorado law for directors of Colorado corporations. The Corporation may provide to Directors, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the Colorado Law, as in effect from time to time, for directors of Colorado corporations.

ARTICLE XIII

WAIVER OF NOTICE

 Whenever any notice is required to be given pursuant to the Articles of Incorporation or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

 The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XV

MISCELLANEOUS

 All references to the Articles of Incorporation shall include any amendments thereto.

STOP TRANSFER ORDERS

 The Board of Directors and officers of the Corporation are required to refused to register any transfer of the securities of the Corporation which is not in accordance with any provision of the Securities Act of 1933, as amended, or any of its regulations promulgated thereunder, as amended.  The officers are to include transfer restrictions on all share, warrant or other security certificates when the transfer of any security is to be restricted or limited.  The officers are also to notify the transfer agent of any certificates which are restricted, give the nature of the restriction and the conditions upon which the securities may be transferred.  The Board of Directors may also direct "Stop Transfer" notices to the Transfer Agent for the Corporation.
Signatures and Attestation

Adopted  by  the  Board of Directors  of  the  corporation  on December 27, 2010.

/s/ Ronald S. Tucker
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Ronald S. Tucker, President
CERTIFICATE OF SECRETARY

I, The undersigned, do hereby certify:

That I am the duly elected, qualified, and acting secretary of Senior Care Communities Trust, Inc.,  a  Maryland  corporation, and that the foregoing bylaws, consisting of 15 pages, constitute  the original bylaws of said corporation duly adopted at the organizational meeting duly held  on the 27th day of December, 2010.

   In witness whereof,  I have subscribed my name and affixed the seal of said corporation this 10th day of February, 2011.

/s/ Leticia I. Tucker
__________________________________
Leticia I. Tucker, Secretary